SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  --------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 11, 2005
                                                          --------------

                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

1-15157                                                               36-2552989
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(Commission File Number)                        (IRS Employer Identification No)


      1900 West Field Court, Lake Forest, Illinois                60045
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      (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (847) 482-2000

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Compensation Arrangements

         On March 11, 2005, the Board of Directors, upon the advice of the Compensation/ Nominating/Governance ("C/N/G") Committee, approved certain matters in connection with the Annual Incentive Awards for 2005 and the Performance Shares Awards for 2005-07 under the Company's 2002 Incentive Compensation Plan (the "Plan"). A copy of the Plan, which was approved by the Company's shareholders, is filed as Exhibit 10.14 to the Company's Form 10-K.

         Annual Incentive Awards

         Under the Plan, the C/N/G Committee is authorized to grant Annual Incentive Awards to participants in amounts that are earned based on the Company's performance against identified business and/or financial performance measures. A list of the performance measures from which the C/N/G Committee may select is included in the Plan. The amount that may be earned is 0% to 200% of the target amount for a participant, depending on performance. The target amount for each participant is a percentage, varying from 34% to 100%, of the midpoint of the salary range for the participant's salary grade or base salary. The performance measures selected by the C/N/G Committee for determining Annual Incentive Awards for 2005 are (i) earnings per share, excluding Extraordinary Items (as defined in the Plan), which is weighted 70%, and (ii) free cash flow, which is weighted 30%. The C/N/G Committee may adjust the amounts so determined by up to 30% to reflect other factors the C/N/G Committee determines to be appropriate.

         For the Company's CEO and the four other most highly compensated executive officers for its last completed fiscal year (collectively, the "named executives"), the Plan has a formula that creates a pool for the Annual Incentive Award available to the named executives, and no named executive can receive more than his or her allocable share of the pool. For 2005, the C/N/G Committee determined that, for purpose of determining the individual caps for the Annual Incentive Awards, the pool would be allocated 40% to the CEO and 15% to each of the other four named executives.

         Performance Share Awards

         Under the Plan, the Company may grant key executives Performance Shares. These awards are granted over a three-year period, and may be earned at 0 to 200% of the grant amount based on the Company's performance against the performance measures determined by the C/N/G Committee each year, subject to adjustment by the C/N/G Committee based on the Company's performance over the entire three-year period. The amounts earned are measured in shares, and may be paid out in cash or shares as determined by the C/N/G Committee. A list of the performance measures from which the C/N/G Committee may select is included in the Plan.

         For the named executives, the C/N/G Committee has established a "pool" equal to the greater of 2.5% of the average of the Company's annual consolidated earnings (less Extraordinary Items, as defined in the Plan), and 5% of the Company's annual average free cash flow over such three years, and the number of Performance Shares that may be earned by any named executive cannot exceed his allocable portion of such pool (based on the Company's share price as of the last day of the three-year performance period). The C/N/G Committee has allocated the percentage interests in such pool for the 2005-07 grant of 40% to the CEO and 15% to each of the other four named executives.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 17, 2005

PACTIV CORPORATION


By: /s/ James V. Faulkner, Jr.
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    James V. Faulkner, Jr.
    Vice President and General Counsel